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                                                                  EXHIBIT 99.(P)

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HATTERAS SUBSCRIPTION         For more information,         (HATTERAS INVESTMENT PARTNERS LOGO)
ASSISTANCE TOLL-FREE NUMBER   please call us toll free at   8540 Colonnade Center Drive,
877.345.6574                  888.363.2324, or by fax       Suite 401, Raleigh, NC 27615
                              919.846.3433.
HATTERAS ONLINE
SUBSCRIPTION ASSISTANCE        Visit our website at
subscriptions@hatterasip.com   www.hatterasip.com
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HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

PLEASE NOTE: Hatteras Multi-Strategy Institutional TEI Fund, L.P. only accepts investments from tax-exempt or tax deferred investors. Taxable investors are accepted through the Hatteras Multi-Strategy Institutional Fund, L.P.

1. INVESTMENT PROCEDURES -- Please note that all of the DOCUMENTS listed in this Section must be received by the Investment Manager FIVE BUSINESS DAYS before the end of the month for a subscription to be accepted.

[ ]  PLEASE READ AND COMPLETE the applicable pages of this Subscription
     Agreement.

[ ] PAYMENT Send subscription funds via wire transfer to the account of Hatteras Investment Partners, LLC (the "Investment Manager") with the wire instructions as listed on the SIGNATURE PAGE. ALL WIRED AMOUNTS MUST BE RECEIVED BY THE INVESTMENT MANAGER THREE BUSINESS DAYS before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt.

PLEASE RETURN: (UNLESS OTHERWISE SPECIFIED BY YOUR CUSTODIAN)

[ ] SUBSCRIPTION AGREEMENT VIA overnight courier to Hatteras Investment Partners, LLC, 8540 Colonnade Center Drive, Suite 401, Raleigh, North Carolina 27615 as soon as possible to reserve Interests in the Fund. Please direct any questions to Hatteras Subscription Assistance toll free at (877) 345-6574.

[ ] FORMATION DOCUMENTS. Each entity MUST provide its formation documents including any and all amendments or resolutions which:

     -    permit it to make an investment in the Fund;

     - evidence the authority of person(s) signing the Subscription Document to do so;

     -    show the date of formation;

     -    show the purpose of the entity.

ENTITIES ONLY:

[ ] SUBSCRIPTIONS BY ENTITIES WILL NOT BE PROCESSED WITHOUT RECEIPT OF APPROPRIATE FORMATION DOCUMENTS. THE FORMATION DOCUMENTS WHICH MUST BE SUBMITTED WITH THIS SUBSCRIPTION DOCUMENT ARE AS FOLLOWS:

     CORPORATIONS-

          (a) a copy of the Articles of Incorporation, including the filing date;

          (b)  a corporate resolution.

     PARTNERSHIPS - a copy of the partnership agreement;

     TRUSTS - a copy of the trust agreement;

     EMPLOYEE BENEFIT PLANS AND KEOGH PLANS(1) - a copy of the employee benefit plan or Keogh plan, the trust agreement and/or the investment manager agreement

     INDIVIDUAL RETIREMENT ACCOUNTS - no documents required;

     FOUNDATIONS/CHARITABLE ORGANIZATIONS/OTHER TAX EXEMPT ENTITIES - any applicable legal formation documents, and IRS statement of tax-exempt status;

     OTHER ENTITIES - any applicable legal information documents.

RE: ISSUANCE OF INTERESTS

Dear Sirs:

The offer and sale of limited partnership interests (the "Interests") in Hatteras Multi-Strategy TEI Institutional Fund, L.P. ("the Fund"), registered as a closed-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the "Company Act"), to each investor (the "Investor") are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), but rather are being made privately by the Fund pursuant to the private placement exemption from registration provided in
Section 4(2) of the Securities Act and Rule 506 of Regulation D ("Regulation D") promulgated thereunder by the Securities and Exchange Commission (the "SEC") on the basis of the Confidential Memorandum of the Fund (the "Memorandum") as the same may be updated or modified, from time to time, through various placement agents (each, a "Placement Agent").

The information requested in this Subscription Agreement is needed in order to ensure compliance with the appropriate regulations and to determine (1) whether an investment in the Fund by the Investor is suitable in light of the Investor's financial position, (2) whether the Investor meets certain minimum net worth(2) tests to be deemed an "accredited investor" as defined in Regulation D and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment, (3) whether the Investor meets the minimum net worth test to be deemed a "qualified client" for purposes of Rule 205-3 promulgated under the Investment Advisers Act of 1940 (the "Advisers Act") by the SEC and has such knowledge and experience in financial matters that it is able to understand the "Performance Allocation" being made by the Fund and their risks.

The Investor also understands and agrees that, although the Fund will use its best efforts to keep the information provided in the answers to this Subscription Agreement strictly confidential, the Fund may present this Subscription Agreement and the information provided in answers to it to such parties as they deem advisable if called upon to establish the availability under any applicable law of an exemption from registration of the Interests or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Fund, the board of directors of the Fund (the "Board"), the Placement Agent or any of their affiliates, is a party or by which they are or may be bound.

The Investor acknowledges that this Subscription Agreement does not constitute offers by the Fund to sell the Interests but is merely a request for information.

The Investor hereby agrees as follows:

I. SUBSCRIPTIONS FOR INTEREST

(A) The Investor agrees to become a limited partner of the Fund and in connection therewith subscribes for and agrees to purchase Interests of and to make a capital

----------
(1) For purposes of this questionnaire, the term "Keogh plan" is used to refer specifically to non-ERISA Keogh plans - i.e., qualified retirement plans under Section 401(a) of the Internal Revenue Code which cover only self-employed persons and therefore are not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(2) For purposes of this questionnaire, "net worth" means the excess of total assets at fair market value, including home, home furnishings and automobiles, over total liabilities. Notwithstanding anything to the contrary herein, for purpose of determining "net worth," the principal residence owned by an individual shall be valued at either (A) costs, including the cost of improvements, net of current encumbrances upon the property, or (B) the appraised value of the property as determined by an institutional lender, net of current encumbrances upon the property.

CONTROL #
BAR CODE


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contribution (a "Capital Contribution") to the Fund on the terms provided for herein, in the Memorandum, and in the limited partnership agreement of the Fund (the "Fund Agreement"). The minimum amount for initial and additional subscriptions is set forth in the Memorandum. Payment in good funds for Interests must be received prior to the closing date. The Investor agrees to, and understands, the terms and conditions upon which the Interests are being offered, including, without limitation, the risk factors referred to in the Memorandum. Prior to the closing date established by the Fund for such subscription (the "Acceptance Date"), the Investor's payment (the "Payment") will be held in escrow by the Fund's escrow agent, subject to the terms and conditions herein. The Investor agrees that the Fund's escrow agent, in its sole discretion, may arrange for the Payment to be invested, together with the payments of other investors, in short-term certificates of deposit; short-term U.S. Government-backed securities or a similar short-term investment account pending the acceptance or rejection of the Investor's subscription. Any interest actually earned on the Payment will be paid to the Fund, whether its subscription for Interests is accepted or rejected.

(B) The Investor understands and agrees that the Fund reserves the right to reject this subscription for Interests for any reason or no reason, in whole or in part and at any time prior to acceptance thereof notwithstanding prior receipt by the Investor of notice of acceptance of the Investor's subscription. In the event of rejection of this subscription, the Payment will be promptly returned to the Investor without deduction along with this Subscription Agreement, and this Subscription Agreement shall have no force or effect. Upon acceptance of this subscription by the Fund, the Investor shall be a limited partner of the Fund. The Investor hereby agrees that by its execution of this Subscription Agreement and upon acceptance hereof by the Fund, it shall become a party to the Fund Agreement. The Investor shall sign and date the attached signature pages (the "Signature Pages") and promptly return them to the Investment Manager.

II. REPRESENTATIONS AND COVENANTS OF THE INVESTOR

(A) The Investor will not sell or otherwise transfer the Interests without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that it must bear the economic risk of its investment for an indefinite period of time (subject to limited rights of withdrawal provided in the Fund Agreement) because, among other reasons, the Interests have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless it is subsequently registered under the Securities Act and under applicable securities laws of such states or an exemption from such registration is available. The Investor understands that the Fund is under no obligation to register the Interests on its behalf or to assist it in complying with any exemption from such registration under the Securities Act. THE INVESTOR ALSO UNDERSTANDS THAT SALES OR TRANSFERS OF THE INTERESTS ARE FURTHER RESTRICTED BY THE PROVISIONS OF THE FUND AGREEMENT. The Investor further understands that the Fund is registered as an investment company under the Company Act as a closed-end, non-diversified management investment company, and, as such, the Fund must comply with the requirements of the Company Act.

(B) The Investor has received, carefully read and understands the Fund Agreement and the Memorandum outlining, among other things, the organization and investment objectives, strategies and policies of, and the risks and expenses of an investment in, the Fund. The Investor's investment in the Interests is consistent with the investment purposes and objectives and cash flow requirements of the Investor and will not adversely affect the Investor's overall need for diversification and liquidity. The Investor acknowledges that it may request a copy of Part II of Form ADV for the Investment Manager, as it may be amended from time to time, from UMB, Inc. (the "Administrator"). The Investor further acknowledges that in making a decision to subscribe for Interests, the Investor has relied solely upon the Memorandum, the Fund Agreement and independent investigations made by the Investor. The Investor is not relying on the Fund, the Board, or the Placement Agent, or the references in the Memorandum to any legal opinion, with respect to tax and other economic considerations involved in this investment. The Investor acknowledges that it is not subscribing pursuant hereto for Interests as a result of or subsequent to
(i) any advertisement, article, notice or other communications published in any newspaper, magazine, or similar media (including any internet site that is not password protected) or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including the Investor, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

     The Investor has been provided an opportunity to obtain any additional information concerning the offering, the Fund and all other information to the extent the Fund, the Investment Manager, and/or the Placement Agent possesses such information or can acquire it without unreasonable effort or expense and has been given the opportunity to ask questions of, and receive answers from, the Fund, the Investment Manager, and/or the Placement Agent concerning the terms and conditions of the offering and other matters pertaining to this investment.

(C) The Investor has not reproduced, duplicated or delivered the Memorandum or this Subscription Agreement to any other person, except to professional advisors to the Investor or as instructed by the Investment Manager and/or the Placement Agent.

(D) The Investor has sufficient knowledge and experience in financial and business matters such that the Investor is capable of evaluating the merits and risks of the Investor's investment in the Interests and has obtained, in the Investor's judgment, sufficient information from the Fund or its authorized representatives to evaluate the merits and risks of such investment. The Investor has evaluated the risks of investing in the Fund, is able to bear such risks, and has determined that the Interests are a suitable investment for the Investor.

(E) The Investor is aware of the limited provisions for transferability and withdrawal from the Fund. The Investor has no need for liquidity in this investment, can afford a complete loss of the investment in the Interests and can afford to hold the investment in the Interests for an indefinite period of time.

(F) The Investor is acquiring the Interests subscribed for herein for its own account, for investment purposes only and not with a view to distribute or resell such Interests in whole or in part.

(G) The Investor understands the compensation arrangement between the Fund and the Investment Manager set forth in the Fund Agreement, and understands the Performance Allocation and its risks, which include that Performance Allocation may create an incentive for the Investment Manager to cause the Fund to make investments that are riskier or more speculative than would have been made if the Performance Allocation did not exist and that the Investment Manager may receive increased compensation since the Performance Allocation will be calculated on a basis which includes unrealized appreciation.

(H) The Investor acknowledges, understands and agrees that the Investment Manager (subject to the policies and control of the Board) has the authority to engage trading advisors ("Advisors") who may allocate transaction costs to obtain research and investment management related services and equipment as set forth in the Memorandum.

(I) The Investor understands that the Investment Manager (subject to the policies and control of the Board) may engage Advisors who open "average price" accounts with brokers, in which purchase and sale orders placed during a trading day on behalf of the Fund and other clients or affiliates of the Advisor and its affiliates are combined, and securities bought and sold pursuant to such orders are allocated among such accounts on an average price basis.

(J) If the Investor is an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, (the "Code"), (a "Plan"), the fiduciary executing this Subscription Agreement on behalf of the Plan (the "Fiduciary") represents and warrants to the Fund that the purchase, holding and disposition of the Interests will not result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, or any materially similar provisions of other law for which an exemption is not available.

(K) If the Investor is a Plan subject to ERISA, the Fiduciary represents and warrants to the Fund that:

     (1) the Fiduciary has considered the following with respect to the Plan's investment in the Interests and has determined that, in review of such considerations, the purchase of the Interests is consistent with the Fiduciary's responsibilities under ERISA:

          (a) the role such investment or investment course of action plays in that portion of the Plan's portfolio that the Fiduciary manages;

          (b) whether the investment or investment course of action is reasonably designed as part of that portion of the portfolio managed by the Fiduciary to further the purposes of the Plan, taking into account both the risk of loss and the opportunity for gain that could result therefrom;

HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.


                                        2

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          (c) the composition of that portion of the portfolio that the
          Fiduciary manages with regard to diversification;

          (d) the liquidity and current rate of return of that portion of the portfolio managed by the Fiduciary relative to the anticipated cash flow requirements of the Plan;

          (e) the projected return of that portion of the portfolio managed by the Fiduciary relative to the funding objectives of the Plan;

          (f) the permissibility of an investment in the Fund under the documents governing the Plan and the Fiduciary; and

          (g) the risks associated with an investment in the Fund and the fact that the limited partners will not be able to redeem their Interests, although at the Board's sole discretion, the Fund may from time to time repurchase Interests pursuant to tender offers;

     (2) the Fiduciary (a) is responsible for the decision to invest in the Fund; (b) is independent of the Fund, the Board, the Placement Agent, and their affiliates; (c) is qualified to make such investment decision; and
     (d) in making such decision, the undersigned Fiduciary or Plan has not relied primarily on any advice or recommendation of the Board, the Placement Agent, or any of their affiliates;

     (3) the investment by the Plan in the Fund is prudent (taking into account any applicable liquidity and diversification requirements of ERISA);

     (4) the investment in the Fund is permitted under ERISA, the Code, other applicable law and the ERISA Plan's governing plan documents;

     (5) neither Hatteras Investment Partners, LLC, Hatteras Investment Management, LLC, the Advisors (as such term is defined in the Memorandum), nor any of their respective affiliates, directors, trustees, managers, members, partners, officers, or employees (collectively, "Related Parties") has acted as a fiduciary under ERISA with respect to such purchase; and

     (6) no advice provided by Hatteras Investment Partners, LLC or any of its affiliates (including, without limitation, any of the Related Parties) has formed a primary basis for any investment decision by such Fiduciary in connection with the purchase.

(L) If the Investor is a Plan, the Plan and its Fiduciary(s) each represent and warrant to the Fund that:

     (1) they are aware of and understand the Fund's investment objective, policies, and strategies;

     (2) the decision to invest Plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Plan; and

     (3) if the Investor is a Plan subject to ERISA, the decision to invest plan assets in the Fund is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

(M) The Investor agrees and is aware that:

     (1) No Federal or state agency has passed upon the Interests or made any findings or determination as to the fairness of this investment;

     (2) There are substantial risks of loss of investment incidental to the purchase of the Interests, including those summarized in the Memorandum;

     (3) The representations, warranties, agreements, undertakings and acknowledgments made by the Investor in this Agreement are made with the intent that they be relied upon by the Fund, the Board, the Administrator and the Placement Agent in determining its suitability as a purchaser of the Interests, and shall survive its admission as a member or limited partner in the Fund. In addition, the Investor undertakes to notify the Placement Agent immediately of any change in any representation, warranty or other information relating to the Investor set forth herein; and

     (4) Account executives receive compensation from the Placement Agent, including compensation based upon assets under management.

(N) The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the incorporation papers, by--laws, indenture of trust or partnership agreement, as may be applicable, of the Investor. The signature on this agreement is genuine, and the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms.

(O) The Investor has reviewed the website of the Treasury Department's Office of Foreign Assets Control ("OFAC"), and conducted such other investigation as he or it deems necessary or prudent, prior to making these representations and warranties.

(P) The Investor is not aware of any facts or circumstances that would reasonably be expected to lead Investor to believe that any of the funds tendered for the acquisition of the Interests are directly or indirectly derived from activities that may contravene U.S. federal, state or non-U.S. laws and regulations, including anti-money laundering laws.

(Q) Investor understands and agrees that the investment of funds is prohibited by or restricted with respect to any persons or entities that: (i) are acting, directly or indirectly, on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any of the OFAC lists;
(ii) reside or have a place of business in a country or territory named on any of such lists or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering ("FATF"), or whose subscription funds are transferred from or through such a jurisdiction; (iii) are "Foreign Shell Banks" within the meaning of the USA PATRIOT Act; or (iv) reside in or are organized under the laws of a jurisdiction designated by the Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns. Such persons or entities in (i) through (iv) are collectively referred to as "Restricted Persons." Investor is not and Investor is not aware of any facts or circumstances that would reasonably be expected to lead Investor to believe that any investors in Investor or any person controlling, controlled by, or under common control with the Investor, or for whom the Investor is acting as agent or nominee in connection with the acquisition of the Interests, is a Restricted Person.

(R) The Investor is not a "Covered Person" within the meaning of the Guidance on Enhanced Scrutiny for Transactions that May Involve the Proceeds of Foreign Official Corruption, issued by the Department of the Treasury, et al., January, 2001, i.e., a senior foreign political figure, or an immediate family member or close associate of a senior foreign political figure. If the Investor is a pooled investment vehicle, and to the extent that it is not prohibited by law or contract from doing so, Investor agrees to inform the Fund and the Investment Manager, prior to its acquisition of Interests, if it is aware of any facts or circumstances that would reasonably be expected to lead it to believe that any investors in the Investor, or any person controlling, controlled by, or under common control with, the Investor, or for whom the Investor is acting as agent or nominee in connection with the acquisition of Interests, is a Covered Person.

(S) The Investor agrees to provide any information deemed necessary by the Fund or the Investment Manager, each acting in its sole discretion, to comply with its anti-money laundering responsibilities and policies to the extent required by law, or as may be required by this Agreement, and subject to appropriate confidentiality agreements.

(T) The Investor authorizes and permits each of the Fund and the Investment Manager, using each's reasonable business judgment, to report information about Investor to appropriate authorities, and the Investor agrees not to hold them liable for any loss or injury that may occur as the result of providing such information. In addition, if the Investor is a pooled investment vehicle, the Investor authorizes and permits each of the Fund and the Investment Manager, using each's reasonable business judgment, to report information about any investors in the Investor, or about any persons controlling, controlled by, or under common control with, the Investor, or for whom the Investor is acting as agent or nominee in connection with the acquisition of an Interest, and the Investor agrees not to hold the Fund or the Investment Manager liable for any loss or injury that may occur as the result of providing such information.

(U) The Investor agrees to promptly notify the Fund should the Investor become aware of any change in the information in the representations set forth above.

(V) The Investor agrees that, notwithstanding any other statement to the contrary in any agreement into which the Investor has entered which relates to the Fund or Memorandum, if the Fund or the Investment Manager determines that the Investor has appeared on a list of known or suspected terrorists or terrorist organizations compiled by any U.S. or foreign governmental agency, or that any information provided by the Investor was not, at the time it was given, or, is no longer, materially

HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.


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

true or accurate, each of the Fund and the Investment Manager, without limiting any other rights available to them under the Subscription Agreement or the Fund Agreement, will be authorized to take any action necessary or appropriate to comply with applicable law, including, but not limited to, "freezing the account," removal of the Investor from the Fund and/or notification to the federal authorities.

(W) The Investor understands that Drinker Biddle & Reath LLP acts as counsel to the Fund and as counsel to the Investment Manager, the Placement Agent, and their affiliates. The Investor also understands that, in connection with this offering of Interests and subsequent advice to the Fund, Drinker Biddle & Reath LLP will not be representing investors in the Fund, including the Investor, and no independent counsel has been retained to represent investors in the Fund.

III. GENERAL

(A) The Investor agrees to indemnify and hold harmless the Fund, its Board, the Investment Manager, the Placement Agent, the Administrator and each other person, if any, who controls or is controlled by any thereof, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon (a) any false representation or warranty or breach or failure by the Investor to comply with any covenant or agreement made by the Investor in this Subscription Agreement or in any other document furnished by the Investor to any of the foregoing in connection with this transaction or (b) any action for securities law violations instituted by the Investor which is finally resolved by judgment against the Investor.

(B) The Investor, as principal, hereby appoints the Fund as its true and lawful representative and attorney in fact, in its name, place and stead to make, execute, sign, acknowledge, swear to and file:

     (1) any partnership certificate, business certificate, fictitious name certificate, amendment thereto, or other instrument or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Fund, or required by any applicable Federal, state, or local or foreign law;

     (2) the Fund Agreement and any amendment duly approved as provided therein; and

     (3) any and all instruments, certificates and other documents which may be deemed necessary or desirable to effect the winding up and termination of the Fund.

This power of attorney is coupled with an interest, is irrevocable, and shall survive and shall not be affected by, the subsequent death, disability, incompetency, termination, bankruptcy, insolvency or dissolution of the Investor; provided, however, that this power of attorney will terminate upon the substitution of another Member for all of the Investor's investment in the Fund or upon the withdrawal of the Investor from the Fund pursuant to any periodic tender or otherwise.

(C) If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

IV. TRUSTEE, AGENT, REPRESENTATIVE OR NOMINEE

     If the Investor is acting as trustee, agent, representative or nominee for a subscriber (a "Beneficial Owner"), the Investor understands and acknowledges that the representations, warranties and agreements made herein are made by the Investor (A) with respect to the Investor and (B) with respect to the Beneficial Owner of the Interests subscribed for hereby. The Investor further represents and warrants that he has all requisite power and authority from said Beneficial Owner to execute and perform the obligations under this Subscription Agreement. The Investor also agrees to indemnify the Fund, its Board, the Administrator, the Placement Agent and each of their officers and agents and each other person, if any, who controls or is controlled by any thereof, within the meaning of
Section 15 of the Securities Act for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the Investor's or the Beneficial Owner's misrepresentation or misstatement contained herein, or the assertion of the Investor's lack of proper authorization from the Beneficial Owner of the Interests subscribed for hereby to enter into this Subscription Agreement or perform the obligations hereof.

V. ADDITIONAL INFORMATION AND SUBSEQUENT CHANGES IN THE FOREGOING
REPRESENTATIONS

     The Placement Agent may request from the Investor such additional information as it may deem necessary to evaluate the eligibility of the Investor to acquire the Interests, and may request from time to time such information as it may deem necessary to determine the eligibility of the Investor to hold the Interests or to enable the Placement Agent to determine the Fund's compliance with applicable regulatory requirements or tax status, and the Investor shall provide such information as may reasonably be requested.

     Each person acquiring the Interests must satisfy the criteria set forth herein both at the time of subscription and at all times thereafter until such person ceases to be limited partner of the Fund. Accordingly, the Investor agrees to notify the Placement Agent promptly if there is any change with respect to any of the foregoing information or representations and to provide the Placement Agent with such further information as the Placement Agent may reasonably require. In addition, the Investor agrees that if in the future the Investor makes an additional capital contribution to the Fund, the Investor shall be deemed to have reaffirmed as of such date each and every representation made by the Investor in this Subscription Agreement, except to the extent modified in writing by the Investor and consented to by the Board. Any other information which the Investor has heretofore furnished and herewith furnishes to the Placement Agent with respect to the Investor's financial position and business experience is correct and complete as of the date of this Subscription Agreement, and if there should be any material change in such information prior to its admission to the Fund as a limited partner, the Investor will immediately furnish such revised or corrected information to the Placement Agent.

     No representations or warranties except as contained in the Memorandum have been made to the Investor by the Fund, the Board, the Administrator, the Placement Agent or any of their respective officers, employees, agents or affiliates. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to its conflict of law rules.

     ANY CLAIM FOR MONEY DAMAGES BETWEEN THE PARTIES IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT WILL BE RESOLVED BY BINDING ARBITRATION ON AN EXPEDITED BASIS IN THE CITY OF RALEIGH AND COUNTY OF WAKE, STATE OF NORTH CAROLINA IN ACCORDANCE WITH THE THEN PREVAILING RULES OF THE AMERICAN ARBITRATION ASSOCIATION AND ANY JUDGMENT MAY BE ENTERED INTO ANY COURT HAVING JURISDICTION THEREOF.

     All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

     This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

FOR GEORGIA RESIDENTS ONLY

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE
SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

HATTERAS SUBSCRIPTION          For more information,         (HATTERAS INVESTMENT PARTNERS LOGO)
ASSISTANCE TOLL-FREE NUMBER    please call us toll free at   8540 Colonnade Center Drive,
877.345.6574                   888.363.2324, or by fax       Suite 401, Raleigh, NC 27615
                               919.846.3433.

HATTERAS ONLINE
SUBSCRIPTION ASSISTANCE        Visit our website at
subscriptions@hatterasip.com   www.hatterasip.com

HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.
SUBSCRIPTION AGREEMENT

PLEASE PRINT OR TYPE

1.   INFORMANTION ABOUT YOUR ACCOUNT

[ ]  Individual Retirement Account

[ ]  Partnership

[ ]  Foundation

[ ]  Investment Company

[ ]  Endowment

[ ]  Limited Liability Company

[ ]  Corporation

[ ]  Trust

[ ] Employee Benefit Plan or Keogh Plan (e.g., Profit Sharing Plan, Defined Benefit Plans, etc.)

[ ]  Other (please explain)_____________________________________________________

--------------------------------------------------------------------------------

________________________________________________________________________________
Investor's Name

________________________________________________________________________________
Investor's Social Security or Tax ID #

Is the Investor an employee or relative of an employee of the Fund or a service provider to the Fund?

[ ]  Yes, please state relationship: ___________________________________________

[ ]  No

--------------------------------------------------------------------------------

________________________________________________________________________________
Custodian Name (if applicable)

________________________________________________________________________________
Custodian Tax ID #

2.   YOUR MAILING AND CONTACT INFORMATION

Residence or Principal Place of Business Address and Other Contact Information:

[ ] Mr.   [ ] Mrs.   [ ] Ms.   [ ]Miss   [ ] Dr.   [ ] Other:

Name/Company: __________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________

City: ___________________________________ State: _______________________________

Zip Code: ________________________

Tel: (___)________________________________ Fax:(_____)__________________________

Email: _________________________________________________________________________

--------------------------------------------------------------------------------

Full Mailing Address (as it should appear on correspondence), if different from residence address:

Name: __________________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________

City: ___________________________________ State: _______________________________

Zip Code: ________________________

--------------------------------------------------------------------------------

Advisor / Interested Party Address (for copies of all correspondence)

Name: __________________________________________________________________________

Company: _______________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________

City: ___________________________________ State: _______________________________

Zip Code: ________________________

3.   INVESTOR INFORMATION AND FINANCIAL DATA

Formation Date of Entity: _______/_______/_______(Month/Date/Year)

Date of Birth (primary): _______/_______/_______(Month/Date/Year)

Date of Birth (secondary): _______/_______/_______(Month/Date/Year)

Name of person making the investment decision:

________________________________________________________________________________

--------------------------------------------------------------------------------

Please list employment history of DECISION MAKER during the last 5 years or immediately prior to retirement.

Note: If joint tenants or tenants-in-common, both tenants must complete.

Employer 1                              Employer 2

_____________________________________   ________________________________________

Nature of Business 1                    Nature of Business 2

_____________________________________   ________________________________________

Position 1                              Position 2

_____________________________________   ________________________________________

Nature of Responsibilities 1            Nature of Responsibilities 2

_____________________________________   ________________________________________

Length of Time in Position 1            Length of Time in Position 2

_____________________________________   ________________________________________

--------------------------------------------------------------------------------

The individual(s) responsible for making the decision to invest in the Fund
[ ] DID / [ ] DID NOT rely on the advice of any consultant or advisor in formulating the investment decision. If YOU DID rely on the advice of a consultant or advisor with respect to this investment decision, please provide the name of such consultant or advisor:

________________________________________________________________________________

Does the Investor have sufficient knowledge and investment experience to evaluate the merits and risks of an investment in the Fund?

[ ]  Yes

[ ]  No

--------------------------------------------------------------------------------

Please indicate the Investor's experience with the following types of investments made during the last 5 years:

                                                   Never   Seldom   Occasionally   Frequently
                                                   -----   ------   ------------   ----------
Publicly traded U.S. Equity Securities              [ ]      [ ]         [ ]           [ ]
Publicly traded non-U.S. Equity Securities          [ ]      [ ]         [ ]           [ ]
Mutual Funds/Closed End Investment Companies        [ ]      [ ]         [ ]           [ ]
Private Investment Limited Partnership Interests    [ ]      [ ]         [ ]           [ ]

--------------------------------------------------------------------------------

Is the Investor U.S federal income tax-exempt or tax-deferred?

[ ]  Yes

[ ]  No

If yes, please indicate the basis for this exemption or deferral
(i.e., IRA, Qualified Retirement Plan, etc.):

________________________________________________________________________________

IF NO, INVESTMENT IN THE HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND L.P. IS NOT ALLOWED. TAXABLE INVESTORS ARE ACCEPTED THROUGH THE HATTERAS MULTI-STRATEGY INSTITUTIONAL FUND, L.P.

--------------------------------------------------------------------------------

     Please read each of the following paragraphs and acknowledge your understanding by placing a check in each box.

[ ] CHECK--The Investor has received, carefully read and understands the Fund Agreement and the Memorandum, and understands the organization and investment objectives and policies of, and the risks and expenses of an investment in, the Fund. The Investor is aware of the limited provisions for transferability and withdrawal from the Fund as set forth in the Memorandum and the Fund Agreement. Please be aware that transfers are an accommodation made by the Board on an exception basis, which the Board does not intend to permit.

[ ] CHECK -- The Investor hereby certifies that it has read and understood the "Tax Aspects" section of the Memorandum, including the discussion related to the possibility of a tax-exempt entity realizing unrelated business taxable income if the Investor is a "flow- through" entity and has tax-exempt entities among its investors, and has consulted with its tax adviser, if necessary, with respect to the tax consequences of becoming a limited partner of the Fund.

[ ] CHECK -- The Investor hereby certifies that it understands that while estimated tax information is anticipated to be given to investors prior to April 15 each year, final tax information contained in the Form K-1 is not given to investors until after April 15 each year and the timing of receipt of both the estimated and final information is subject to receipt of necessary information from the Fund's underlying managers.

[ ] CHECK -- The Investor hereby certifies that it is not (1) a non resident alien or (2) a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended, including income tax regulations) for purposes of U.S. income taxation. The Investor agrees to notify the Fund within sixty (60) days of the date it becomes a foreign person/entity. The Investor further certifies that its name, U.S. Tax Identification number, home address (in the case of an individual or joint tenant) and business address (in the case of an entity), as appear elsewhere in this Subscription Agreement, are true and correct. The Investor understands that these certifications may be disclosed to the Internal Revenue Service by the Fund and that under penalty of perjury any false statement contained in this paragraph may be punishable by fine, imprisonment or both.

HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

                                                                   INVESTOR TYPE

4.   (ACCREDITED INVESTOR STATUS AND QUALIFIED CLIENT STATUS)

INDIVIDUAL RETIREMENT ACCOUNTS

[ ] The investor certifies that it is a natural person who has a net worth(3) (or joint net worth with my spouse) in excess of $1,500,000.

--------------------------------------------------------------------------------

TRUSTS

[ ] 1. The Investor hereby certifies that it is (i) a REVOCABLE TRUST which may be amended or revoked at any time by the grantors thereof, and (ii) each grantor of the trust is a natural person with an individual net worth,(3) including assets held jointly with their spouse, in excess of $1,500,000 and (ii) the purchase of the Interests is being directed by a sophisticated person (i.e., one who possesses knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the prospective investment). EACH GRANTOR MUST COMPLETE EXHIBIT A.

[ ] 2. The Investor hereby certifies that (i) it is an IRREVOCABLE TRUST with total assets in excess of $5,000,000; (ii) it was not formed for the specific purpose of acquiring the Interests offered; and (iii) the purchase of the Interests is being directed by a sophisticated person (i.e., one who possesses knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the prospective investment).

FOR ALL INVESTORS WHO ARE TRUSTS

[ ] The Investor certifies that its beneficiaries are not permitted to opt in or out of particular investments made by the Investor, and each person participates in all investments made by the Investor pro rata in accordance with its interest in the Investor.

--------------------------------------------------------------------------------

CORPORATIONS, PARTNERSHIPS OR LIMITED LIABILITY COMPANIES

1.   ACCREDITED INVESTOR STATUS

     [ ] A. The Investor certifies that it has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Interests offered;

                                      -OR-

     [ ] B. The Investor certifies that all of its underlying equity owner are accredited (i.e. generally individuals with an individual or joint net worth(3) in excess of $1,000,000, or entities with total assets in excess of $5,000,000). EACH EQUITY OWNER MUST COMPLETE EXHIBIT A.

          PLEASE PROVIDE, AS AN ATTACHMENT TO THIS DOCUMENT, A LIST OF NAMES OF ALL EQUITY OWNERS:

     FOR ALL INVESTORS WHO ARE CORPORATIONS, PARTNERSHIPS OR LLC'S

     [ ] The Investor certifies that its beneficiaries are not permitted to opt in or out of particular investments made by the Investor, and each person participates in all investments made by the Investor pro rata in accordance with its interest in the Investor.

2.   QUALIFIED CLIENT STATUS

     A. Is the Investor primarily engaged (or does it have more than 40% of its assets) in owning, holding or trading in securities, including investments in limited partnerships or limited liability companies such as the Fund, AND does the Investor fall into one of the categories listed below:

          I. An investment company registered under the Company Act (an "Investment Company"); OR

          II. An investment vehicle excluded from registering as an investment company by virtue of Section 3(c)(1) of the Company Act because it is a non-publicly offered entity whose securities are beneficially owned by less than 100 persons (a "Private Fund Entity"); OR

          III. A business development company as defined in Section 202(a)(22) of the Advisers Act (a "Business Development Company").

               [ ]  Yes

               [ ]  NO

               If "Yes," please proceed to section (B) below.

               If "No," please state your primary business and proceed to (C) below:

     B.   FOR INVESTMENT VEHICLES RESPONDING "YES"

          [ ] I certify that I am the authorized representative (i.e., President, General Partner, Trustee, etc.) of the Investor and certify that the Investor is a qualified client because it is not formed for the purpose of investing in the Fund AND EACH AND EVERY EQUITY OWNER OF THE INVESTOR IS EITHER:

               [ ] (i) a natural person with an individual net worth(3) (including assets held jointly with their spouse) in excess of $1,500,000; OR

               [ ] (ii) not an Investment Company, a Private Fund Entity or a Business Development Company (as such terms are defined in Statement 2(A)(2) above) and has a net worth in excess of $1,500,000; OR

               [ ] (iii) an Investment Company, a Private Fund Entity or a Business Development Company (as such terms are defined in Statement 2(A)(2) above) of which each and every equity owner is a person or entity described in clauses (i) and
                    (ii) of this Statement (A).

                    PLEASE PROVIDE, AS AN ATTACHMENT TO THIS DOCUMENT, A LIST OF NAMES OF ALL EQUITY OWNERS:

     C.   OTHER VEHICLES RESPONDING "NO"

          [ ] I certify that I am the authorized representative (i.e., President, General Partner, Member) of the Investor and that the Investor has a net worth in excess of $1,500,000.

----------
(3)  See footnote 2 for the definition of "net worth."

HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

4.   (ACCREDITED INVESTOR STATUS AND QUALIFIED CLIENT STATUS)

EMPLOYEE BENEFIT PLANS AND KEOGH PLANS

1.   ACCREDITED INVESTOR AND QUALIFIED CLIENT STATUS

     The Investor hereby certifies that it is:

     [ ] (a) an employee benefit plan within the meaning of ERISA, or it is a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions for the benefit of its employees, and has a total assets in excess of $5,000,000; OR

     [ ] (b) an employee benefit plan within the meaning of ERISA, that has a net worth in excess of $1,500,000, and the decision to invest in the Fund was made by a plan fiduciary (as defined in Section3(21) of ERISA) which is either a bank, savings and loan association, insurance company or registered investment advisor. The name of the Plan Fiduciary is:

          ___________________________________________ OR

     [ ] (c) an employee benefit plan or Keogh Plan which is a participant-directed account plan and the participant or beneficiary who is participating in the investment in the Fund is a natural person with an individual net worth (including assets held jointly with his or her spouse) in excess of $1,500,000. THE PARTICIPANT OR BENEFICIARY MUST COMPLETE EXHIBIT A. IN ADDITION, PLEASE PROVIDE AN AUTHORIZATION LETTER COMPLETED BY THE PLAN PARTICIPANT, AND/OR, CONSENT OF TRUSTEE, AND/OR AUTHORIZATION OF PLAN ADMINISTRATOR. PLEASE REVIEW YOUR PLAN PRIOR TO SUBMITTING THIS SUBSCRIPTION APPLICATION TO ENSURE THAT YOUR PLAN SPECIFICALLY ALLOWS FOR SELF-DIRECTION OF INVESTMENTS BY PLAN PARTICIPANTS AND BENEFICIARIES; OR

     [ ] (d) an employee benefit plan within the meaning of ERISA, in which each and every one of its participants (and beneficiaries of deceased participants) is either: (i) a natural person with an individual net worth (including assets held jointly with his or her spouse) in excess of $1,500,000, or (ii) an entity which each and every equity owner is a natural person with an individual net worth (including assets held jointly with his or her spouse) in excess of $1,500,000. EACH SUCH PARTICIPANT, BENEFICIARY AND EQUITY OWNER MUST COMPLETE EXHIBIT A.

          FOR INVESTORS WHO CHECKED THE BOX NEXT TO ITEM (C) ABOVE, PLEASE PROVIDE, AS AN ATTACHMENT TO THIS DOCUMENT, A LIST OF NAME OF ALL PARTICIPATING EQUITY OWNERS. FOR INVESTORS WHO CHECKED THE BOX NEXT TO ITEM (D) ABOVE, PLEASE PROVIDE, AS AN ATTACHMENT TO THIS DOCUMENT, A LIST OF NAME OF ALL PARTICIPANTS (AND, IF APPLICABLE, INDIVIDUAL BENEFICIARIES OR EQUITY OWNERS).

     FOR ALL INVESTORS WHO ARE EMPLOYEE BENEFIT PLANS AND KEOGH PLANS

     [ ] For plans qualifying under Section 1 (a), (b) or (d) above, the Investor certifies that its participants and beneficiaries are not permitted to opt in or out of particular investments made by the Investor, and each participant and beneficiary participates in all investments made by the Investor pro rata in accordance with its interest in the Investor.

--------------------------------------------------------------------------------

OTHER ENTITIES - FOUNDATIONS, CHARITABLE ORGANIZATIONS AND OTHER TAX-EXEMPT INSTITUTIONS

1.   ACCREDITED INVESTOR STATUS

     [ ] The Investor certifies that it was not organized for the specific purpose of acquiring Interests in the Fund and it is a FOUNDATION, CHARITABLE ORGANIZATION or any other organization described in Section 501 (c)(3) of the Internal Revenue Code of 1986, as amended with a net worth of $5,000,000.

2.   QUALIFIED CLIENT STATUS

     Is the Investor primarily engaged (or does it have more than 40% of its assets) in owning, holding or trading in securities, including investments in limited partnerships or limited liability companies such as the Fund, AND does the Investor fall into one of the categories listed below:

     (i) An investment company registered under the Company Act (an "Investment Company"); OR

     (ii) An investment vehicle excluded from registering as an investment company by virtue of Section 3(c)(1) of the Company Act because it is a non-publicly offered entity whose securities are beneficially owned by less than 100 persons (a "Private Fund Entity"); OR

     (iii) A business development company as defined in Section 202(a)(22) of the Advisers Act (a "Business Development Company").

     [ ]  Yes  [ ]  No

     If "Yes," please proceed to (A).

     If "No," state your primary business below and please complete section (B) below:
________________________________________________________________________________

A.   FOR INVESTMENT VEHICLES RESPONDING "YES":

     [ ] I certify that I am the authorized representative (i.e., President, General Partner, Trustee, etc.) of the Investor and certify that the Investor is an eligible client because it is not formed for the purpose of investing in the Fund AND EACH AND EVERY EQUITY OWNER OF THE INVESTOR IS EITHER:

HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

4.   (ACCREDITED INVESTOR STATUS AND QUALIFIED CLIENT STATUS)

OTHER ENTITIES - FOUNDATIONS, CHARITABLE ORGANIZATIONS AND OTHER TAX-EXEMPT INSTITUTIONS (CONTINUED)

          [ ] (i) a natural person with an individual net worth(4) (including assets held jointly with their spouse) in excess of $1,500,000; OR

          [ ] (ii) not an Investment Company, a Private Fund Entity or a Business Development Company (as such terms are defined in Statement 2(A)(2) above) and has a net worth in excess of $1,500,000; OR

          [ ] (iii) an Investment Company, a Private Fund Entity or a Business Development Company (as such terms are defined in Statement 2(A)(2) above) of which each and every equity owner is a person or entity described in clauses (i) or (ii) of this Statement (B).

               PLEASE PROVIDE, AS AN ATTACHMENT TO THIS DOCUMENT, A LIST OF NAMES OF ALL EQUITY OWNERS:

B.   OTHER VEHICLES RESPONDING "NO":

     [ ] I certify that I am the authorized representative (i.e., President, General Partner, Trustee) of the Investor and certify that the Investor has a net worth in excess of $1,500,000.

FOR ALL INVESTORS WHO ARE FOUNDATIONS, CHARITABLE ORGANIZATIONS, BANKS, AND OTHER INSTITUTIONS

[ ] The Investor certifies that its shareholders, beneficiaries or members are not permitted to opt in or out of particular investments made by the Investor, and each person participates in all investments made by the Investor pro rata in accordance with its interest in the Investor.

5.   INVESTOR SUITABILITY

What percentage of your total net worth will this investment represent?

[ ]  If over 20%, please indicate amount: _____%

[ ]  20% - 10%

[ ]  Less than 10%

What percentage of your liquid net worth will this investment represent, EXCLUSIVE of home, home furnishings and automobiles?

[ ]  If over 20%, please indicate amount: _____%

[ ]  20% - 10%

[ ]  Less than 10%

--------------------------------------------------------------------------------

THE INVESTOR ACKNOWLEDGES HAVING READ THE LIMITED PARTNERSHIP AGREEMENT OF THE FUND (THE "FUND AGREEMENT") IN ITS ENTIRETY BEFORE SIGNING THIS SUBSCRIPTION DOCUMENT, INCLUDING THE PREDISPUTE ARBITRATION CLAUSE SET FORTH IN SECTION V HEREIN. BY SIGNING BELOW, THE INVESTOR FURTHER ACKNOWLEDGES RECEIPT OF A COPY OF THE FUND AGREEMENT AND BY EXECUTING THIS AGREEMENT, A COUNTERPART SIGNATURE PAGE TO THE FUND AGREEMENT SHALL BE DEEMED TO BE EXECUTED.

1. Pursuant to the Fund Agreement of the Fund, the Investor is hereby admitted as a limited partner of the Fund, effective as of the Acceptance Date.

2. From and after the Acceptance Date, the Investor hereby agrees to be bound by each and every term and provision of the Fund Agreement and, in furtherance thereof, hereby agrees that by its execution of this Agreement, it shall be and become a party to the Fund Agreement, that all representations made by it in this Agreement are true and accurate, and authorizes the General Partner (as designee of the Board of Directors of the Fund) to sign such counterpart signature page on its behalf.

----------
(4)  See footnote 1 for the definition of "net worth."

HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

HATTERAS MULTI-STRATEGY TEI FUND, L.P.
SUBSCRIPTION AGREEMENT                       (HATTERAS INVESTMENT PARTNERS LOGO)

SIGNATURE PAGE

IN WITNESS WHEREOF, the Investor and the General Partner (as designee of the Board of Directors of the Fund) have signed this Agreement as of the Acceptance Date.

     HATTERAS MULTI STRATEGY TEI        INVESTMENT AMOUNT
      INSTITUTIONAL FUND, L.P.          $_________________
                                        Minimum initial investment is
                                        $1,000,000.

WIRING INSTRUCTIONS:                    UMB Bank, n.a.
                                        928 Grand Blvd.
If the subscription is not accepted,    Kansas City, MO 64141-6226
the Subscription Amount and all         ABA # 101000695
documents will be returned to the       For Credit to the Hatteras
Investor.                               Multi-Strategy TEI Institutional Fund,
                                        LP
                                        Account # 9871418502
                                        For further credit to: investor name,
                                        control number, SSN or TIN

Print Name of Investor (state name of
investing entity, i.e., IRA, JTWROS)

-------------------------------------

Signature:                              Co-signatory (or signature of joint
                                        tenant, additional trustee, general
                                        partner, director, etc.) if applicable:

-------------------------------------   ----------------------------------------
Print Name of Signatory and Title:      Print Name of Co-signatory:

-------------------------------------   ----------------------------------------

Broker or Advisor Firm Name:            Broker or Advisor Name:

-------------------------------------   ----------------------------------------

Client Brokerage   Branch Code:   Broker or Advisor Rep #   Broker or Advisor
Account #:                        (if applicable):          Tel:
                                                            (   )
----------------   ------------   -----------------------    --- ---------------

DO NOT WRITE BELOW THIS POINT:

ACCEPTED BY: Hatteras Investment Management, LLC, as the General Partner

ACCEPTANCE DATE:
                 -------------------------- ----------
                                           ,

SIGNED:                                 AMOUNT ACCEPTED: $
        -----------------------------                     ----------------------

[ ] David B. Perkins, President and CEO or   [ ] J. Michael Fields, Director

HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

The Undersigned certifies that the following information is complete and accurate and furnished with knowledge that it will be relied upon by the Fund, the General Partner, the Administrator and Placement Agent for the Fund, the Board of Directors of the Fund, their respective affiliates and persons acting on their behalf.

EXHIBIT A

ACCREDITED INVESTOR STATUS OF EACH (1) EQUITY OWNER OF A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY; (2) PARTICIPANT OR BENEFICIARY OF AN EMPLOYEE BENEFIT PLAN OR KEOGH PLAN; OR (3) GRANTOR OF A TRUST

(COPY THIS PAGE AS NECESSARY)

I certify that I am aware that for purposes of Regulation D, corporations, partnerships, trusts or other entities may qualify as accredited investors if all of the equity owners or grantors of the Investors qualify individually as accredited investors. The undersigned underlying equity owner or grantor of the Investor hereby certifies that it is an accredited investor because it is either (CHECK ONE):

a. [ ] an individual with an individual net worth(5) (including assets held jointly with their spouse) in excess of $1,000,000; OR

b.   [ ]  an entity with total assets in excess of $5,000,000.

Print Name of investing Entity:         Print Name of Equity Holder/Grantor:

-------------------------------------   ----------------------------------------

Signature of Equity Holder/Grantor:

                                        Date:
-------------------------------------         -------------------------,--------

----------
(5)  See footnote 2 for the definition of "net worth."

HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.